SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                November 1, 1999
                                ----------------
                Date of Report (Date of earliest event reported)



                            COVOL TECHNOLOGIES, INC.
                            ------------------------
             (Exact name of Registrant as specified in its charter)


            Delaware                       0-27808                87-0547337
--------------------------------- -------------------------  -------------------
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
         Incorporation)                                      Identification No.)

                              3280 N. Frontage Road
                                 Lehi, UT 84043
                                 --------------
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (801) 768-4481
                                 --------------
              (Registrant's telephone number, including area code)

Item 5.  Other Events

         In February 1997, Covol entered into a contract with Earthco to acquire coal fines and to lease certain real property near Wellington, Utah allowing Covol to conduct fines recovery and preparation activities near the Utah Synfuel plant site. The terms of the contract included an initial payment to Earthco upon execution of the contract and an agreement to acquire the fines and make quarterly payments through May 2000, with options to extend the contract or purchase the property. Covol has previously made payments under the contract totaling $3,916,664 and the contract called for future quarterly payments totaling $1,583,732 through May 2000.

         Covol entered into the contract based on the understanding that Earthco was the fee owner of the property and that there were in excess of 2 million tons of recoverable coal fines on the property. Subsequently, Covol learned that NEICO disputed Earthco's ownership of the property, and that there may be substantially less than 2 million tons of recoverable fines on the property. Consequently, in August 1999, Covol notified Earthco that unless Earthco could procure and provide evidence that it could warrant title to the property and adjust contract payments to reflect the actual recoverable fines at the property, Covol may elect to terminate the contract and seek appropriate damages. On this basis, Covol has refused to make further quarterly payments to Earthco under the contract. Earthco responded to Covol's notice by denying Covol's claims and alleging various damages caused it by Covol.
Covol denies these allegations.

         On November 1, 1999, Covol was served with a Complaint in litigation pending in the Seventh Judicial District Court of Carbon County, Utah styled Nevada Electric Investment Company v. Earthco, et al. In the Complaint, and consistent with Covol's position, Nevada Electric Investment Company ("NEICO") alleges that it is the lawful owner of the property near Wellington, Utah described in Covol's lease from Earthco. NEICO seeks a declaratory judgement that Covol is not entitled to possession of the property due to the lack of ownership by Earthco. The Complaint also seeks further relief from Earthco.

         The disputes among Covol, Earthco and NEICO are at an early stage and resolution is uncertain. Covol's carrying value of inventory and advances on inventory with respect to the disputed property are up to $3,700,000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              COVOL TECHNOLOGIES, INC.




Date: November 10, 1999                       /s/ Kirk A. Benson
                                              ---------------------------
                                              Kirk A. Benson
                                              Chief Executive Officer and
                                              Principal Executive Officer